Exhibit 99.2

# INDEPENDENCE REALTY TRUST

# EARNINGS RELEASE & SUPPLEMENTAL INFORMATION

## Q3 2023

Millenia 700

Orlando, FL

NYSE: IRT
WWW.IRTLIVING.COM

Independence Realty Trust
September 30, 2023
Company Information:
Independence Realty Trust, Inc. (NYSE: IRT) is a real estate investment trust that owns and operates multifamily communities, across non-gateway U.S. markets including Atlanta, GA, Dallas, TX, Denver, CO, Columbus, OH, Indianapolis, IN, Raleigh-Durham, NC, Oklahoma City, OK, Nashville, TN, Houston, TX, and Tampa, FL. IRT’s investment strategy is focused on gaining scale near major employment centers within key amenity rich submarkets that offer good school districts and high-quality retail. IRT aims to provide stockholders attractive risk-adjusted returns through diligent portfolio management, strong operational performance, and a consistent return on capital through distributions and capital appreciation. More information may be found on the Company’s website www.irtliving.com.

Corporate Headquarters	1835 Market Street, Suite 2601
Philadelphia, PA 19103
267.270.4800

Trading Symbol	NYSE: “IRT”

Investor Relations Contact	Edelman Smithfield
Ted McHugh and Lauren Torres
917-365-7979
IRT@edelman.com

Forward-Looking Statements
This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, our earnings guidance and certain actions that we expect or seek to take in connection with our portfolio optimization and deleveraging strategy and anticipated enhancements to our financial results and future growth from this strategy. All statements in this release that address financial and operating performance, events or developments that we expect or anticipate will occur or be achieved in the future are forward-looking statements.
Our forward-looking statements are not guarantees of future performance and involve estimates, projections, forecasts and assumptions, including as to matters that are not within our control, and are subject to risks and uncertainties including, without limitation, risks and uncertainties related to changes in market demand for rental apartment homes and pricing pressures, including from competitors, that could lead to declines in occupancy and rent levels, uncertainty and volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital, unexpected changes in our intention or ability to repay certain debt prior to maturity, increased costs on account of inflation, increased competition in the labor market, failure to realize cost savings, efficiencies and other benefits that we expect to result from our portfolio optimization and deleveraging strategy, inability to sell certain assets, including those assets designated as held for sale, within the time frames or at the pricing levels expected, failure to achieve expected benefits from the redeployment of proceeds from asset sales, delays in completing, and cost overruns incurred in connection with, our value add initiatives and failure to achieve rent increases and occupancy levels on account of the value add initiatives, unexpected impairments or impairments in excess of our estimates, increased regulations generally and specifically on the rental housing market, including legislation that may regulate rents or delay or limit our ability to evict non-paying residents, risks endemic to real estate and the real estate industry generally, the impact of potential outbreaks of infectious diseases and measures intended to prevent the spread or address the effects thereof, the effects of natural and other disasters, unknown or unexpected liabilities, including the cost of legal proceedings, costs and disruptions as the result of a cybersecurity incident or other technology disruption, unexpected capital needs, inability to obtain appropriate insurance coverages at reasonable rates, or at all, or losses from catastrophes in excess of our insurance coverages, and share price fluctuations. Please refer to the documents filed by us with the SEC, including specifically the “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2022, and our other filings with the SEC, which identify additional factors that could cause actual results to differ from those contained in forward-looking statements.
These forward-looking statements are based upon the beliefs and expectations of our management at the time of this release and our actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. We undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

Independence Realty Trust Announces Third Quarter 2023 Financial Results
Initiates Portfolio Optimization and Deleveraging Strategy
Updates Full Year 2023 Guidance

PHILADELPHIA – (BUSINESS WIRE) – October 30, 2023 — Independence Realty Trust, Inc. (“IRT”) (NYSE: IRT), a multifamily apartment REIT, today announced its third quarter 2023 financial results, initiated its portfolio optimization strategy and updated its full year 2023 guidance.
Third Quarter Highlights
•Net income available to common shares of $3.9 million for the quarter ended September 30, 2023 compared to $16.2 million for the quarter ended September 30, 2022.
•Earnings per diluted share of $0.02 for the quarter ended September 30, 2023 compared to $0.07 for the quarter ended September 30, 2022.
•Same-store portfolio net operating income (“NOI”) growth of 4.8% for the quarter ended September 30, 2023 compared to the quarter ended September 30, 2022.
•Core Funds from Operations (“CFFO”) of $69.0 million for the quarter ended September 30, 2023 compared to $64.3 million for the quarter ended September 30, 2022. CFFO per share was $0.30 for the third quarter of 2023, as compared to $0.28 for the third quarter of 2022.
•Adjusted EBITDA of $94.4 million for the quarter ended September 30, 2023 compared to $89.3 million for the quarter ended September 30, 2022, an increase of 5.7%.
•Value add program completed renovations at 709 units during the quarter ended September 30, 2023, achieving a weighted average return on investment during the quarter of 14.2%.
Included later in this press release are definitions of NOI, CFFO, Adjusted EBITDA and other Non-GAAP financial measures and reconciliations of such measures to their most comparable financial measures as calculated and presented in accordance with GAAP.
Management Commentary
“For the third quarter of 2023, we delivered growth of 4.8% in same store NOI and 7.1% in Core FFO per share and we remain focused on delivering sustainable operational efficiencies. We are updating our full year 2023 guidance to reflect the impact of the slowing macroeconomic environment on leasing activity.” said Scott Schaeffer, Chairman and CEO of IRT. “We are also commencing a portfolio optimization and deleveraging strategy that will accelerate non-core asset sales while deleveraging our balance sheet in the near-term. We expect these initiatives will increase our financial flexibility and will reduce leverage by almost a full turn upon completion of all asset sales. We are confident that these initiatives will strengthen our balance sheet and improve our presence in the multifamily sector in 2024.”

Same-Store Portfolio(1) Operating Results

	Third Quarter 2023 Compared to Third Quarter 2022	Nine Months Ended September 30, 2023 Compared to Nine Months Ended September 30, 2022
Rental and other property revenue	5.4% increase	6.3% increase
Property operating expenses	6.3% increase	6.2% increase
Net operating income (“NOI”)	4.8% increase	6.4% increase
Portfolio average occupancy	40 bps increase to 94.6%	120 bps decrease to 93.9%
Portfolio average rental rate	4.4% increase to $1,549	7.7% increase to $1,536
NOI Margin	40 bps decrease to 62.4%	No change — 62.6%
(1)Same-store portfolio includes 115 properties, which represent 34,197 units.
Operating Metrics
The table below summarizes operating metrics for the same-store portfolio for the applicable periods.

	3Q 2023	4Q 2023(3)
Same-Store Portfolio(1)
Average Occupancy	94.6%	94.3%	(4)
Lease Over Lease Effective Rental Rate Growth:(2)
New Leases	0.8%	(2.3)%
Renewal Leases	4.8%	5.0%
Blended	3.0%	2.3%
Resident retention rate	52.3%	48.4%
Same-Store Portfolio excluding Ongoing Value Add
Average Occupancy	95.0%	94.7%	(4)
Lease Over Lease Effective Rental Rate Growth:(2)
New Leases	0.3%	(2.5)%
Renewal Leases	4.6%	4.8%
Blended	2.7%	2.1%
Resident retention rate	52.6%	47.7%
Value Add (22 properties with Ongoing Value Add)
Average Occupancy	92.8%	92.8%	(4)
Lease Over Lease Effective Rental Rate Growth:(2)
New Leases	2.8%	(1.6)%
Renewal Leases	5.9%	6.3%
Blended	4.5%	3.0%
Resident retention rate	51.2%	51.3%
(1)Same-store portfolio includes 115 properties, which represent 34,197 units.
(2)Lease-over-lease effective rent growth represents the change in effective monthly rent, as adjusted for concessions, for each unit that had a prior lease and current lease that are for a term of 9-13 months.
(3)4Q 2023 average occupancy and resident retention rates are through October 28, 2023. 4Q 2023 new lease and renewal rates are for leases commencing during 4Q 2023 that were signed as of October 28, 2023.
(4)As of October 28, 2023, same-store portfolio occupancy was 94.6%, same-store portfolio excluding ongoing value add occupancy was 95.0%, and value add occupancy was 93.1%.
Portfolio Optimization and Deleveraging Strategy

We continuously evaluate opportunities for the potential disposition of properties in our portfolio by considering a variety of criteria including, but not limited to, local market conditions and lease rates, our scale within the markets, our view of market demographics and growth prospects and potential uses of sales proceeds. Subsequent to September 30, 2023, our Board of Directors approved a plan, which we refer to as our Portfolio Optimization and Deleveraging Strategy, to exit or reduce our presence in certain markets while also deleveraging our balance sheet. Our Portfolio Optimization and Deleveraging Strategy targets sales of approximately 10 properties that are located in seven markets, including the one property in Chicago, Illinois that was held for sale as of September 30, 2023. Nine of the 10 properties were acquired in December 2021 as part of the STAR merger. We currently expect these asset sales to generate gross sales proceeds of approximately $521 to $533 million with proceeds used to immediately delever our balance sheet.
We estimate that these asset sales, if consummated within the foregoing price range, will enable us to reduce our outstanding debt by approximately $516 to $528 million (comprised of $284 million of property level debt associated with the ten properties and $232 to $244 million of additional debt), will reduce our net debt to adjusted EBITDA ratio by 0.8x to 0.9x, and will be dilutive to Core FFO per share by $0.02-$0.03. In addition, consummation of the targeted sales would reduce our market exposures by five single asset markets and reduce the average age of the properties in our portfolio by approximately one year.
We expect to recognize an aggregate net loss after completion of all sales in the range of approximately $39 to $51 million comprised of an $11.3 million impairment charge recorded during the three months ended September 30, 2023 related to our property in Chicago, Illinois that is currently held for sale; an estimated $55 to $63 million impairment charge we expect to recognize during the fourth quarter of 2023 with respect to certain of the properties targeted for sale; and estimated gains of approximately $24 to $28 million we expect to realize in the periods of sale of certain of the properties targeted for sale.
We are in various stages of marketing, negotiations, and buyer due diligence with respect to the properties targeted for sale. There can be no assurance that any of the sales will be consummated at expected pricing levels, within expected time frames, or at all. The estimates of sale prices discussed above are based on our assessment of current conditions in the markets where the properties are located, comparable sales data, characteristics and operating performance of the properties among other factors and are subject to numerous assumptions.
Value Add Program
We completed renovations on 709 units during the quarter ended September 30, 2023, achieving a return on investment of 14.2% (and approximately 15.3% on the interior portion of such renovation costs), with an average cost per unit renovated of $17,750, and an average monthly rent increase per renovated unit of $210. For the nine months end September 30, 2023, we have completed renovations on 1,969 units, achieving a return on investment of 16.0% (and approximately 17.3% on the interior portion of such renovation costs), with an average cost per unit renovated of $16,947, and an average monthly rent increase per renovated unit of $224. See the Value Add Summary page of our supplemental for additional information on our projects life to date as of September 30, 2023.
Investment Activity
Capital Expenditures
For the three months ended September 30, 2023, recurring capital expenditures for the total portfolio were $5.3 million, or $153 per unit. For the nine months ended September 30, 2023, recurring capital expenditures for the total portfolio were $15.8 million, or $454 per unit.
Capital Markets
Dividend Distribution
On September 12, 2023, our Board of Directors declared a quarterly dividend of $0.16 per share of common stock. The third quarter dividend was paid on October 20, 2023 to stockholders of record at the close of business on September 29, 2023.
2023 EPS, FFO and CFFO Guidance

We reduced our EPS, FFO, and CFFO per share guidance ranges and our same store NOI guidance range. Earnings (loss) per diluted share is now projected to be in the range of ($0.07) to ($0.02). A reconciliation of IRT's projected net (loss) income allocable to common shares to its projected CFFO per share is included below. See the schedules and definitions at the end of this release for further information regarding how IRT calculates CFFO and for management’s definition and rationale for the usefulness of CFFO.

	Previous Guidance		Current Guidance		Change at Midpoint
2023 Full Year EPS and CFFO Guidance(1)(2)	Low	High	Low	High
Earnings (loss) per share	$0.25	$0.27	$(0.07)	$(0.02)	$(0.305)
Adjustments:
Depreciation and amortization	0.95	0.95	0.94	0.94	(0.01)
(Gain on sale) loss on impairment of real estate assets(3)	(0.01)	(0.01)	0.32	0.28	0.31
FFO per share	1.19	1.21	1.19	1.20	(0.005)
Loan (premium accretion) discount amortization, net	(0.05)	(0.05)	(0.05)	(0.05)	—
Core FFO per share	$1.14	$1.16	$1.14	$1.15	$(0.005)
(1)This guidance, including the underlying assumptions presented in the table below, constitutes forward-looking information. Actual full year 2023 EPS, FFO, and CFFO could vary significantly from the projections presented. See “Forward-Looking Statements” . Our guidance is based on the key guidance assumptions detailed below.
(2)Per share guidance is based on 230.4 million weighted average shares and units outstanding.
(3)Gain on sale (loss on impairment) of real estate assets includes gains (impairments) on one asset sale that occurred during the first quarter of 2023, one property identified as held for sale as of September 30, 2023, and nine other assets targeted for sale as part of our Portfolio Optimization and Deleveraging Strategy.

2023 Guidance Assumptions
Our key guidance assumptions for 2023 are enumerated below. See definitions at the end of this release for further information regarding our same-store definitions.

Same-Store Portfolio	Previous 2023 Outlook	Current 2023 Outlook(1)	Change at Midpoint
Number of properties/units	115 properties / 34,179 units	106 properties / 31,829 units
Property revenue growth	6.1% to 6.6%	5.5% to 5.7%	(0.75)%
Controllable operating expense growth	4.7% to 5.4%	6.0% to 7.0%	1.40%
Real estate tax and insurance expense growth	7.5% to 8.1%	4.2% to 4.8%	(3.30)%
Total operating expense growth	5.7% to 6.4%	5.5% to 5.9%	(0.35)%
Property NOI growth	6.0% to 7.0%	5.3% to 5.7%	(1.00)%

Corporate Expenses
General and administrative & Property management expenses	$50.5 million to $51.5 million	$50.0 million to $51.0 million	$(0.5) million
Interest expense(2)	$102.5 million to $103.5 million	$101.0 million to $102.0 million	$(1.5) million

Transaction/Investment Volume(3)
Acquisition volume	None	None	—
Disposition volume	$122 million to $127 million	$122 million to $127 million	—

Capital Expenditures
Recurring	$20.0 million to $22.0 million	$20.0 million to $21.0 million	$(0.5) million
Value add & non-recurring	$78.0 million to $82.0 million	$83.0 million to $85.0 million	$4.0 million
Development	$80.0 million to $90.0 million	$75.0 million to $80.0 million	$(7.5) million
(1)This guidance, including the underlying assumptions, constitutes forward-looking information. Actual results could vary significantly from the projections presented. See “Forward-Looking Statements” .
(2)Interest expense includes amortization of deferred financing costs but excludes loan premium accretion, net. As a result of purchase accounting, we recorded a $72.1 million loan premium, net, related to STAR debt. This loan premium will be accreted into and reduce GAAP interest expense over the remaining term of the associated debt. However, loan premium accretion will be excluded from CFFO.
(3)Includes one asset sale that occurred in the first quarter 2023 and one property identified as held for sale as of September 30, 2023. We expect sales of the other nine properties included in the Portfolio Optimization and Deleveraging Strategy to close in 2024. Actual acquisitions and dispositions could vary significantly from our projections. We undertake no duty to update these assumptions except as required by law. See “Forward-Looking Statements”.

Selected Financial Information
See the schedules at the end of this earnings release for selected financial information for IRT.
Non-GAAP Financial Measures and Definitions
We disclose the following non-GAAP financial measures in this earnings release: FFO, CFFO, NOI and Adjusted EBITDA. Included at the end of this release are definitions of these non-GAAP financial measures and a reconciliation of our reported net income to our FFO and CFFO, a reconciliation of our same-store NOI to our reported net income, a reconciliation of our Adjusted EBITDA to net income, and management’s rationales for the usefulness of each of these and other non-GAAP financial measures used in this release.
Conference Call
All interested parties can listen to the live conference call webcast at 9:00 AM ET on Tuesday, October 31, 2023 from the investor relations section of the IRT website at www.irtliving.com or by dialing 1.888.440.3307, access code 1963990. For those who are not available to listen to the live call, the replay will be available shortly following the live call from the investor relations section of IRT’s website until the next earnings release. A playback of the conference call can also be accessed telephonically until Tuesday, November 7, 2023 by dialing 1.800.770.2030, access code 1963990.
Supplemental Information
We produce supplemental information that includes details regarding the performance of the portfolio, financial information, non-GAAP financial measures, same-store information and other useful information for investors. The supplemental information is available via our website, www.irtliving.com, through the "Investor Relations" section.
About Independence Realty Trust, Inc.
Independence Realty Trust, Inc. (NYSE: IRT) is a real estate investment trust that owns and operates multifamily communities, across non-gateway U.S. markets including Atlanta, GA, Dallas, TX, Denver, CO, Columbus, OH, Indianapolis, IN, Raleigh-Durham, NC, Oklahoma City, OK, Nashville, TN, Houston, TX, and Tampa, FL. IRT’s investment strategy is focused on gaining scale near major employment centers within key amenity rich submarkets that offer good school districts and high-quality retail. IRT aims to provide stockholders attractive risk-adjusted returns through diligent portfolio management, strong operational performance, and a consistent return on capital through distributions and capital appreciation. More information may be found on the Company’s website www.irtliving.com.

Forward-Looking Statements
This release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, our earnings guidance and certain actions that we expect or seek to take in connection with our portfolio optimization and deleveraging strategy and anticipated enhancements to our financial results and future growth from this strategy. All statements in this release that address financial and operating performance, events or developments that we expect or anticipate will occur or be achieved in the future are forward-looking statements.
Our forward-looking statements are not guarantees of future performance and involve estimates, projections, forecasts and assumptions, including as to matters that are not within our control, and are subject to risks and uncertainties including, without limitation, risks and uncertainties related to changes in market demand for rental apartment homes and pricing pressures, including from competitors, that could lead to declines in occupancy and rent levels, uncertainty and volatility in capital and credit markets, including changes that reduce availability, and increase costs, of capital, unexpected changes in our intention or ability to repay certain debt prior to maturity, increased costs on account of inflation, increased competition in the labor market, failure to realize cost savings, efficiencies and other benefits that we expect to result from our portfolio optimization and deleveraging strategy, inability to sell certain assets, including those assets designated as held for sale, within the time frames or at the pricing levels expected, failure to achieve expected benefits from the redeployment of proceeds from asset sales, delays in completing, and cost overruns incurred in connection with, our value add initiatives and failure to achieve rent increases and occupancy levels on account of the value add initiatives, unexpected impairments or impairments in excess of our estimates, increased regulations generally and specifically on the rental housing market, including legislation that may regulate rents or delay or limit our ability to evict non-paying residents, risks endemic to real estate and the real estate industry generally, the impact of potential outbreaks of infectious diseases and measures intended to prevent the spread or address the effects thereof, the effects of natural and other disasters, unknown or unexpected liabilities, including the cost of legal proceedings, costs and disruptions as the result of a cybersecurity incident or other technology disruption, unexpected capital needs, inability to obtain appropriate insurance coverages at reasonable rates, or at all, or losses from catastrophes in excess of our insurance coverages, and share price fluctuations. Please refer to the documents filed by us with the SEC, including specifically the “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2022, and our other filings with the SEC, which identify additional factors that could cause actual results to differ from those contained in forward-looking statements.
These forward-looking statements are based upon the beliefs and expectations of our management at the time of this release and our actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. We undertake no obligation to update these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as may be required by law.

FINANCIAL & OPERATING HIGHLIGHTS
Dollars in thousands, except per share data

	For the Three Months Ended
	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022
Selected Financial Information:
Operating Statistics:
Net income available to common shares	$3,930	$10,709	$8,648	$33,631	$16,223
Earnings per share -- diluted	$0.02	$0.05	$0.04	$0.15	$0.07
Rental and other property revenue	$168,375	$163,601	$161,135	$162,493	$160,300
Property operating expenses	$63,300	$62,071	$59,255	$57,450	$59,967
NOI	$105,075	$101,530	$101,880	$105,043	$100,333
NOI margin	62.4%	62.1%	63.2%	64.6%	62.6%
Adjusted EBITDA	$94,415	$89,156	$87,594	$93,017	$89,264
FFO per share	$0.31	$0.28	$0.27	$0.31	$0.30
CORE FFO per share	$0.30	$0.28	$0.27	$0.29	$0.28
Dividends per share	$0.16	$0.16	$0.14	$0.14	$0.14
CORE FFO payout ratio	53.3%	57.1%	51.9%	48.3%	50.0%
Portfolio Data:
Total gross assets	$7,225,447	$7,117,404	$7,045,306	$7,034,902	$7,097,280
Total number of operating properties (a)	120	119	119	120	122
Total units (a)	35,427	35,249	35,249	35,526	36,176
Portfolio period end occupancy (a)	94.4%	94.6%	94.1%	93.6%	94.6%
Portfolio average occupancy (a)	94.6%	94.1%	93.1%	93.9%	94.2%
Portfolio average effective monthly rent, per unit (a)	$1,556	$1,538	$1,535	$1,522	$1,484
Same-store portfolio period end occupancy (b)	94.5%	94.6%	94.1%	93.6%	94.6%
Same-store portfolio average occupancy (b)	94.6%	94.2%	93.1%	93.9%	94.2%
Same-store portfolio average effective monthly rent, per unit (b)	$1,549	$1,531	$1,528	$1,517	$1,484
Capitalization:
Total debt (c)	$2,715,710	$2,650,805	$2,628,632	$2,631,645	$2,713,625
Common share price, period end	$14.07	$18.22	$16.03	$16.86	$16.73
Market equity capitalization	$3,245,135	$4,202,342	$3,694,970	$3,880,432	$3,850,365
Total market capitalization	$5,960,845	$6,853,147	$6,323,602	$6,512,077	$6,563,990
Total debt/total gross assets	37.6%	37.2%	37.3%	37.4%	38.2%
Net debt to Adjusted EBITDA (d)	7.0x	7.2x	7.3x	6.9x	7.2x
Interest coverage	4.3x	4.0x	4.0x	4.0x	4.0x
Common shares and OP Units:
Shares outstanding	224,695,566	224,697,889	224,556,870	224,064,940	224,056,179
OP units outstanding	5,946,571	5,946,571	5,946,571	6,091,171	6,091,171
Common shares and OP units outstanding	230,642,137	230,644,460	230,503,441	230,156,111	230,147,350
Weighted average common shares and OP units	230,444,945	230,369,086	230,186,297	229,994,927	228,051,780
(a)Excludes our development projects (Destination at Arista and Flatirons Apartments). See definitions at the end of this release.
(b)Same-store portfolio consists of 115 properties, which represent 34,197 units.
(c)Includes indebtedness associated with real estate held for sale, as applicable.
(d)Reflects net debt to Adjusted EBITDA for each period presented, including adjustments for the timing of acquisitions and dispositions impacting quarterly EBITDA. For the five quarters ended September 30, 2023, net debt to Adjusted EBITDA excluding adjustments for these items was 7.0x, 7.2x, 7.3x, 6.9x, and 7.4x, respectively.

BALANCE SHEETS
Dollars in thousands, except per share data

	As of
	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022
Assets:
Real estate held for investment, at cost	$6,754,022	$6,610,233	$6,648,907	$6,615,243	$6,634,087
Less: accumulated depreciation	(567,200)	(519,680)	(475,001)	(425,034)	(379,171)
Real estate held for investment, net	6,186,822	6,090,553	6,173,906	6,190,209	6,254,916
Real estate held for sale	75,392	86,576	—	35,777	82,178
Real estate under development	83,547	121,733	124,983	105,518	86,763
Cash and cash equivalents	17,216	14,349	12,448	16,084	23,753
Restricted cash	31,772	28,163	22,385	27,933	35,829
Investment in unconsolidated real estate entities	87,592	99,968	92,882	80,220	70,608
Other assets	41,926	31,799	34,360	34,846	34,480
Derivative assets	53,258	44,259	32,783	41,109	43,967
Intangible assets, net	265	—	—	399	1,039
Total assets	$6,577,790	$6,517,400	$6,493,747	$6,532,095	$6,633,533
Liabilities and Equity:
Indebtedness, net	$2,675,117	$2,609,903	$2,628,632	$2,631,645	$2,667,183
Indebtedness associated with real estate held for sale, net	40,593	40,902	—	—	46,442
Accounts payable and accrued expenses	138,549	115,664	105,873	109,677	126,310
Accrued interest payable	8,275	7,986	7,979	7,713	11,019
Dividends payable	36,858	36,856	32,232	32,189	32,188
Derivative liabilities	—	—	2,283	—	—
Other liabilities	10,642	11,172	11,813	13,004	13,816
Total liabilities	2,910,034	2,822,483	2,788,812	2,794,228	2,896,958
Equity:
Shareholders' Equity:
Preferred shares, $0.01 par value per share	—	—	—	—	—
Common shares, $0.01 par value per share	2,247	2,247	2,246	2,241	2,241
Additional paid in capital	3,751,001	3,754,839	3,753,074	3,751,056	3,749,550
Accumulated other comprehensive income	47,910	38,823	25,101	35,102	37,569
Accumulated deficit	(271,982)	(239,972)	(214,775)	(191,735)	(194,014)
Total shareholders' equity	3,529,176	3,555,937	3,565,646	3,596,664	3,595,346
Noncontrolling Interests	138,580	138,980	139,289	141,203	141,229
Total equity	3,667,756	3,694,917	3,704,935	3,737,867	3,736,575
Total liabilities and equity	$6,577,790	$6,517,400	$6,493,747	$6,532,095	$6,633,533

STATEMENTS OF OPERATIONS, FFO & CORE FFO
TRAILING FIVE QUARTERS
Dollars in thousands, except per share data

	For the Three Months Ended
	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022
Revenue:
Rental and other property revenue	$168,375	$163,601	$161,135	$162,493	$160,300
Other revenue	232	354	239	306	300
Total revenue	168,607	163,955	161,374	162,799	160,600
Expenses:
Property operating expenses	63,300	62,071	59,255	57,450	59,967
Property management expenses	7,232	6,818	6,371	6,593	5,744
General and administrative expenses (a)	3,660	5,910	8,154	5,739	5,625
Depreciation and amortization expense	55,546	53,984	53,536	52,161	49,722
Casualty losses (gains), net	35	680	151	(1,690)	(191)
Total expenses	129,773	129,463	127,467	120,253	120,867
Interest expense	(22,033)	(22,227)	(22,124)	(23,337)	(22,093)
(Loss on impairment) gain on sale of real estate assets, net	(11,268)	—	985	17,044	—
Other (loss) income, net	(369)	(72)	93	57	765
(Loss) gain from investments in unconsolidated real estate entities	(1,178)	(1,205)	(776)	242	(1,477)
Merger and integration costs	—	—	—	(2,028)	(275)
Restructuring costs	—	—	(3,213)	—	—
Net income	$3,986	$10,988	$8,872	$34,524	$16,653
Income allocated to noncontrolling interests	(56)	(279)	(224)	(893)	(430)
Net income available to common shares	$3,930	$10,709	$8,648	$33,631	$16,223
EPS - basic	$0.02	$0.05	$0.04	$0.15	$0.07
Weighted-average shares outstanding - Basic	224,498,374	224,422,515	224,226,873	223,903,756	221,960,609
EPS - diluted	$0.02	$0.05	$0.04	$0.15	$0.07
Weighted-average shares outstanding - Diluted	225,140,555	225,073,890	225,088,659	224,915,128	222,867,546
Funds From Operations (FFO):
Net income	$3,986	$10,988	$8,872	$34,524	$16,653
Add-Back (Deduct):
Real estate depreciation and amortization	55,217	53,701	53,287	51,957	49,347
Our share of real estate depreciation and amortization from investments in unconsolidated real estate entities	486	575	418	416	1,388
Loss on impairment (gain on sale) of real estate assets, net, excluding prepayment gains	11,268	—	(314)	(16,635)	—
FFO	$70,957	$65,264	$62,263	$70,262	$67,388
FFO per share	$0.31	$0.28	$0.27	$0.31	$0.30
CORE Funds From Operations (CFFO):
FFO	$70,957	$65,264	$62,263	$70,262	$67,388
Add-Back (Deduct):
Other depreciation and amortization	329	283	249	204	375
Casualty losses (gains), net	35	680	151	(1,690)	(191)
Loan (premium accretion) discount amortization, net	(2,747)	(2,737)	(2,755)	(2,760)	(2,750)
Prepayment (gains) penalties on asset dispositions	—	—	(670)	(409)	—
Other expense (income), net	429	192	42	(860)	(765)
Merger and integration costs	—	—	—	2,028	275
Restructuring costs	—	—	3,213	—	—
CFFO	$69,003	$63,682	$62,493	$66,775	$64,332
CFFO per share	$0.30	$0.28	$0.27	$0.29	$0.28
Weighted-average shares and units outstanding	230,444,945	230,369,086	230,186,297	229,994,927	228,051,780
(a)Included in the three months ended March 31, 2023 is $2.7 million of stock compensation expense recorded with respect to stock awards granted during the respective period to retirement eligible employees.

STATEMENTS OF OPERATIONS, FFO & CORE FFO
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022
Dollars in thousands, except per share data

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue:
Rental and other property revenue	$168,375	$160,300	$493,111	$464,921
Other revenue	232	300	826	805
Total revenue	168,607	160,600	493,937	465,726
Expenses:
Property operating expenses	63,300	59,967	184,627	174,825
Property management expenses	7,232	5,744	20,421	17,440
General and administrative expenses	3,660	5,625	17,724	20,521
Depreciation and amortization expense	55,546	49,722	163,066	200,688
Casualty losses (gains), net	35	(191)	866	(7,176)
Total expenses	129,773	120,867	386,704	406,298
Interest expense	(22,033)	(22,093)	(66,383)	(63,618)
(Loss on impairment) gain on sale of real estate assets, net	(11,268)	—	(10,284)	94,712
Other (loss) income, net	(369)	765	(348)	1,501
Loss from investments in unconsolidated real estate entities	(1,178)	(1,477)	(3,158)	(2,411)
Merger and integration costs	—	(275)	—	(3,477)
Restructuring costs	—	—	(3,213)	—
Net income	3,986	16,653	23,847	86,135
Income allocated to noncontrolling interests	(56)	(430)	(559)	(2,517)
Net income available to common shares	$3,930	$16,223	$23,288	$83,618
EPS - basic	$0.02	$0.07	$0.10	$0.38
Weighted-average shares outstanding - Basic	224,498,374	221,960,609	224,383,590	221,312,261
EPS - diluted	$0.02	$0.07	$0.10	$0.38
Weighted-average shares outstanding - Diluted	225,140,555	222,867,546	225,103,475	222,359,585
Funds From Operations (FFO):
Net income	$3,986	$16,653	$23,847	$86,135
Add-Back (Deduct):
Real estate depreciation and amortization	55,217	49,347	162,205	199,588
Our share of real estate depreciation and amortization from investments in unconsolidated real estate entities	486	1,388	1,479	1,904
Loss on impairment (gain on sale) of real estate assets, net, excluding prepayment gains	11,268	—	10,954	(94,712)
FFO	$70,957	$67,388	$198,485	$192,915
FFO per share	$0.31	$0.30	$0.86	$0.85
CORE Funds From Operations (CFFO):
FFO	$70,957	$67,388	$198,485	$192,915
Add-Back (Deduct):
Other depreciation and amortization	329	375	860	1,100
Casualty losses (gains), net	35	(191)	866	(7,176)
Loan (premium accretion) discount amortization, net	(2,747)	(2,750)	(8,239)	(8,245)
Prepayment (gains) penalties on asset dispositions	—	—	(670)	—
Other expense (income), net	429	(765)	663	(1,438)
Merger and integration costs	—	275	—	3,477
Restructuring costs	—	—	3,213	—
CFFO	$69,003	$64,332	$195,178	$180,633
CFFO per share	$0.30	$0.28	$0.85	$0.79
Weighted-average shares and units outstanding	230,444,945	228,051,780	230,334,398	227,933,320

ADJUSTED EBITDA RECONCILIATION AND COVERAGE RATIO
Dollars in thousands

	Three Months Ended
	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022
Net income (loss)	$3,986	$10,988	$8,872	$34,524	$16,653
Add-Back (Deduct):
Interest expense	22,033	22,227	22,124	23,337	22,093
Depreciation and amortization	55,546	53,984	53,536	52,161	49,722
Casualty losses (gains), net	35	680	151	(1,690)	(191)
Loss on impairment (gain on sale) of real estate assets, net	11,268	—	(985)	(17,044)	—
Merger and integration costs	—	—	—	2,028	275
Loss (gain) from investments in unconsolidated real estate entities	1,178	1,205	776	(242)	1,477
Other loss (income), net	369	72	(93)	(57)	(765)
Restructuring costs	—	—	3,213	—	—
Adjusted EBITDA	$94,415	$89,156	$87,594	$93,017	$89,264

INTEREST COST:
Interest expense	$22,033	$22,227	$22,124	$23,337	$22,093

INTEREST COVERAGE:	4.3x	4.0x	4.0x	4.0x	4.0x

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2023	2022	2023	2022
Net income (loss)	$3,986	$16,653	$23,847	$86,135
Add-Back (Deduct):
Interest expense	22,033	22,093	66,383	63,618
Depreciation and amortization	55,546	49,722	163,066	200,688
Casualty losses (gains), net	35	(191)	866	(7,176)
Loss on impairment (gain on sale) of real estate assets, net	11,268	—	10,284	(94,712)
Merger and integration costs	—	275	—	3,477
Loss (gain) from investments in unconsolidated real estate entities	1,178	1,477	3,159	2,602
Other loss (income), net	369	(765)	348	(1,501)
Restructuring costs	—	—	3,213	—
Adjusted EBITDA	$94,415	$89,264	$271,166	$253,131

INTEREST COST:
Interest expense	$22,033	$22,093	$66,383	$63,618

INTEREST COVERAGE:	4.3x	4.0x	4.1x	4.0x

SAME-STORE PORTFOLIO NET OPERATING INCOME & NOI BRIDGE (a) (b)
TRAILING FIVE QUARTERS
Dollars in thousands, except per unit data

	For the Three Months Ended
	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022
Rental and other property revenue
Same-store portfolio	$161,811	$158,124	$154,816	$154,919	$153,584
Non same-store portfolio	6,564	5,477	6,319	7,574	6,716
Total rental and other property revenue	168,375	163,601	161,135	162,493	160,300
Property operating expenses
Same-store portfolio	60,799	59,994	56,740	54,742	57,188
Non same-store portfolio	2,501	2,077	2,515	2,708	2,779
Total property operating expenses	63,300	62,071	59,255	57,450	59,967
NOI
Same-store portfolio	101,012	98,130	98,076	100,177	96,396
Non same-store portfolio	4,063	3,400	3,804	4,866	3,937
Total property NOI	$105,075	$101,530	$101,880	$105,043	$100,333
(a)Same-store portfolio consists of 115 properties, which represent 34,197 units.
(b)See definitions at the end of this release for a reconciliation from GAAP net income (loss) to NOI.

	For the Three-Months Ended
	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022
Revenue:
Rental and other property revenue	$161,811	$158,124	$154,816	$154,919	$153,584
Property Operating Expenses:
Real estate taxes	19,381	19,584	19,360	19,312	18,727
Property insurance	4,344	3,857	3,150	3,316	3,536
Personnel expenses	12,828	12,609	11,876	12,088	12,103
Utilities	8,165	7,523	7,888	7,812	8,021
Repairs and maintenance	6,389	6,536	5,801	3,887	6,013
Contract services	5,936	6,303	5,391	5,057	5,391
Advertising expenses	2,042	1,688	1,357	1,198	1,487
Other expenses	1,714	1,894	1,917	2,072	1,910
Total property operating expenses	60,799	59,994	56,740	54,742	57,188
Same-store portfolio NOI	$101,012	$98,130	$98,076	$100,177	$96,396

Same-store portfolio NOI margin	62.4%	62.1%	63.4%	64.7%	62.8%
Average occupancy	94.6%	94.2%	93.1%	93.9%	94.2%

Average effective monthly rent, per unit	$1,549	$1,531	$1,528	$1,517	$1,484

SAME-STORE PORTFOLIO NET OPERATING INCOME (a)
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2023 AND 2022
Dollars in thousands, except per unit data

	For the Three Months Ended September 30,			For the Nine Months Ended September 30,
	2023	2022	% change	2023	2022	% change
Revenue:
Rental and other property revenue	$161,811	$153,584	5.4%	$474,751	$446,460	6.3%
Property Operating Expenses:
Real estate taxes	19,381	18,727	3.5%	58,325	57,630	1.2%
Property insurance	4,344	3,536	22.9%	11,351	9,343	21.5%
Personnel expenses	12,828	12,103	6.0%	37,313	36,752	1.5%
Utilities	8,165	8,021	1.8%	23,576	22,419	5.2%
Repairs and maintenance	6,389	6,013	6.3%	18,726	16,315	14.8%
Contract services	5,936	5,391	10.1%	17,630	15,362	14.8%
Advertising expenses	2,042	1,487	37.3%	5,087	3,947	28.9%
Other expenses	1,714	1,910	(10.3)%	5,525	5,355	3.2%
Total property operating expenses	60,799	57,188	6.3%	177,533	167,123	6.2%
Same-store portfolio NOI	$101,012	$96,396	4.8%	$297,218	$279,337	6.4%

Same-store portfolio NOI margin	62.4%	62.8%	(0.4)%	62.6%	62.6%	—%
Average occupancy	94.6%	94.2%	0.4%	93.9%	95.1%	(1.2)%
Average effective monthly rent, per unit	$1,549	$1,484	4.4%	$1,536	$1,426	7.7%
(a)Same-store portfolio consists of 115 properties, which represent 34,197 units.

SAME-STORE PORTFOLIO NET OPERATING INCOME BY MARKET
THREE MONTHS ENDED SEPTEMBER 30, 2023
Dollars in thousands, except rent per unit

			Rental and Other Property Revenue			Property Operating Expenses			Net Operating Income			Average Occupancy			Average Effective Monthly Rent per Unit
Market	Number of Properties	Units	2023	2022	% Change	2023	2022	% Change	2023	2022	% Change	2023	2022	% Change	2023	2022	% Change
Atlanta, GA	13	5,180	$24,914	$23,681	5.2%	$9,278	$9,124	1.7%	$15,635	$14,554	7.4%	92.3%	93.5%	(1.2)%	$1,643	$1,579	4.1%
Dallas, TX	14	4,007	21,994	20,906	5.2%	8,579	8,577	—%	13,415	12,329	8.8%	94.7%	94.8%	(0.1)%	1,807	1,722	4.9%
Denver, CO (a)	9	2,292	12,175	11,677	4.3%	4,263	3,737	14.1%	7,912	7,940	(0.4)%	95.7%	94.9%	0.8%	1,716	1,655	3.7%
Columbus, OH	10	2,510	10,773	10,056	7.1%	4,421	3,759	17.6%	6,352	6,297	0.9%	94.8%	93.8%	1.0%	1,406	1,324	6.2%
Raleigh - Durham, NC	6	1,690	7,977	7,461	6.9%	2,811	2,433	15.5%	5,166	5,028	2.7%	95.1%	94.1%	1.0%	1,551	1,462	6.1%
Oklahoma City, OK	8	2,147	7,962	7,613	4.6%	2,836	2,658	6.7%	5,125	4,955	3.4%	95.0%	94.6%	0.4%	1,177	1,131	4.1%
Houston, TX (a)	7	1,932	8,719	8,098	7.7%	3,888	3,721	4.5%	4,830	4,378	10.3%	95.7%	93.9%	1.8%	1,444	1,410	2.4%
Indianapolis, IN	7	1,979	8,370	7,791	7.4%	3,551	3,024	17.4%	4,819	4,767	1.1%	94.0%	94.6%	(0.6)%	1,366	1,281	6.6%
Nashville, TN	4	1,412	7,079	6,742	5.0%	2,345	2,234	5.0%	4,734	4,507	5.0%	95.0%	94.9%	0.1%	1,633	1,565	4.3%
Memphis, TN	4	1,383	6,327	6,193	2.2%	2,196	2,115	3.8%	4,130	4,077	1.3%	93.6%	92.0%	1.6%	1,521	1,520	0.1%
Tampa-St. Petersburg, FL	4	1,104	6,247	5,703	9.5%	2,218	2,070	7.1%	4,029	3,633	10.9%	95.3%	94.1%	1.2%	1,827	1,719	6.3%
Birmingham, AL	2	1,074	4,707	4,619	1.9%	1,910	1,720	11.0%	2,798	2,899	(3.5)%	93.4%	93.1%	0.3%	1,469	1,441	1.9%
Louisville, KY	4	1,150	4,626	4,419	4.7%	1,844	1,884	(2.1)%	2,782	2,536	9.7%	94.8%	93.2%	1.6%	1,275	1,225	4.1%
Huntsville, AL	3	873	4,151	4,106	1.1%	1,469	1,331	10.4%	2,682	2,775	(3.4)%	96.2%	95.0%	1.2%	1,522	1,494	1.9%
Lexington, KY	3	886	3,833	3,555	7.8%	1,194	1,192	0.2%	2,639	2,363	11.7%	97.6%	96.4%	1.2%	1,310	1,242	5.5%
Charlotte, NC	2	480	2,645	2,524	4.8%	726	737	(1.5)%	1,920	1,787	7.4%	95.7%	95.8%	(0.1)%	1,779	1,689	5.3%
Myrtle Beach, SC - Wilmington, NC	3	628	2,733	2,632	3.8%	890	756	17.7%	1,843	1,876	(1.8)%	94.8%	93.9%	0.9%	1,420	1,380	2.9%
Cincinnati, OH	2	542	2,828	2,593	9.1%	1,085	886	22.5%	1,742	1,708	2.0%	95.9%	96.1%	(0.2)%	1,589	1,495	6.3%
Greenville, SC	1	702	2,607	2,528	3.1%	941	928	1.4%	1,667	1,601	4.1%	94.3%	94.6%	(0.3)%	1,279	1,213	5.4%
Charleston, SC	2	518	2,656	2,513	5.7%	1,082	1,142	(5.3)%	1,574	1,370	14.9%	95.2%	93.9%	1.3%	1,678	1,572	6.7%
Orlando, FL	1	297	1,636	1,468	11.4%	659	610	8.0%	977	859	13.7%	93.2%	91.4%	1.8%	1,816	1,713	6.0%
Asheville, NC (a)	1	252	1,170	1,097	6.7%	334	323	3.4%	837	773	8.3%	96.4%	95.9%	0.5%	1,553	1,423	9.1%
San Antonio, TX	1	306	1,465	1,460	0.3%	654	556	17.6%	811	904	(10.3)%	96.6%	97.1%	(0.5)%	1,480	1,495	(1.0)%
Austin, TX	1	256	1,373	1,311	4.7%	585	667	(12.3)%	788	644	22.4%	92.3%	93.6%	(1.3)%	1,804	1,690	6.7%
Norfolk, VA (a)	1	183	1,040	1,018	2.2%	374	342	9.4%	666	676	(1.5)%	96.8%	96.2%	0.6%	1,913	1,840	4.0%
Fort Wayne, IN (a)	1	222	986	967	2.0%	329	322	2.2%	658	646	1.9%	94.9%	95.8%	(0.9)%	1,428	1,392	2.6%
Chattanooga, TN (a)	1	192	818	853	(4.1)%	337	340	(0.9)%	481	514	(6.4)%	93.9%	96.0%	(2.1)%	1,412	1,412	—%
Total / Weighted Average	115	34,197	$161,811	$153,584	5.4%	$60,799	$57,188	6.3%	$101,012	$96,396	4.8%	94.6%	94.2%	0.4%	$1,549	$1,484	4.4%
(a)Includes properties included in our Portfolio Optimization and Deleveraging Strategy. In the case of Denver, CO includes three properties comprised of 895 units, in aggregate, and in the case of Houston, TX includes two properties comprised of 624 units, in the aggregate.

SAME-STORE PORTFOLIO NET OPERATING INCOME BY MARKET
NINE MONTHS ENDED SEPTEMBER 30, 2023
Dollars in thousands, except rent per unit

			Rental and Other Property Revenue			Property Operating Expenses			Net Operating Income			Average Occupancy			Average Effective Monthly Rent per Unit
Market	Number of Properties	Units	2023	2022	% Change	2023	2022	% Change	2023	2022	% Change	2023	2022	% Change	2023	2022	% Change
Atlanta, GA	13	5,180	$72,470	$69,152	4.8%	$27,006	$25,501	5.9%	$45,463	$43,649	4.2%	92.1%	94.3%	(2.2)%	$1,633	$1,513	7.9%
Dallas, TX	14	4,007	64,949	60,960	6.5%	25,899	26,224	(1.2)%	39,050	34,736	12.4%	94.2%	95.5%	(1.3)%	1,794	1,660	8.1%
Denver, CO (a)	9	2,292	36,071	33,729	6.9%	11,739	10,566	11.1%	24,332	23,163	5.0%	94.7%	95.4%	(0.7)%	1,706	1,601	6.6%
Columbus, OH	10	2,510	31,581	29,368	7.5%	12,110	11,275	7.4%	19,471	18,093	7.6%	94.8%	95.0%	(0.2)%	1,380	1,273	8.4%
Raleigh - Durham, NC	6	1,690	23,583	21,412	10.1%	7,971	7,271	9.6%	15,613	14,141	10.4%	94.3%	95.1%	(0.8)%	1,538	1,383	11.2%
Oklahoma City, OK	8	2,147	23,223	22,067	5.2%	8,056	7,623	5.7%	15,167	14,444	5.0%	93.5%	95.5%	(2.0)%	1,169	1,087	7.5%
Indianapolis, IN	7	1,979	24,588	22,651	8.6%	9,643	8,849	9.0%	14,945	13,802	8.3%	93.8%	95.1%	(1.3)%	1,349	1,237	9.1%
Houston, TX (a)	7	1,932	25,724	24,054	6.9%	11,988	11,424	4.9%	13,735	12,630	8.7%	95.2%	94.5%	0.7%	1,434	1,374	4.4%
Nashville, TN	4	1,412	20,460	19,705	3.8%	7,075	6,742	4.9%	13,385	12,963	3.3%	93.1%	95.6%	(2.5)%	1,611	1,505	7.0%
Memphis, TN	4	1,383	18,575	17,646	5.3%	6,240	6,019	3.7%	12,335	11,627	6.1%	93.8%	93.5%	0.3%	1,508	1,442	4.6%
Tampa-St. Petersburg, FL	4	1,104	18,216	16,192	12.5%	6,833	6,119	11.7%	11,383	10,074	13.0%	95.0%	94.4%	0.6%	1,803	1,621	11.2%
Birmingham, AL	2	1,074	13,836	13,911	(0.5)%	5,666	5,268	7.6%	8,171	8,642	(5.5)%	91.1%	94.3%	(3.2)%	1,469	1,410	4.2%
Huntsville, AL	3	873	12,250	11,941	2.6%	4,282	3,853	11.1%	7,968	8,088	(1.5)%	95.3%	95.4%	(0.1)%	1,538	1,462	5.2%
Louisville, KY	4	1,150	13,544	13,025	4.0%	5,722	5,479	4.4%	7,822	7,546	3.7%	93.5%	94.3%	(0.8)%	1,277	1,185	7.8%
Lexington, KY	3	886	11,179	10,381	7.7%	3,441	3,443	(0.1)%	7,739	6,938	11.5%	96.8%	96.3%	0.5%	1,285	1,201	7.0%
Charlotte, NC	2	480	7,921	7,179	10.3%	2,354	2,251	4.6%	5,567	4,928	13.0%	95.8%	96.0%	(0.2)%	1,766	1,597	10.6%
Myrtle Beach, SC - Wilmington, NC	3	628	8,024	7,344	9.3%	2,508	2,259	11.0%	5,516	5,085	8.5%	95.0%	95.6%	(0.6)%	1,410	1,270	11.0%
Cincinnati, OH	2	542	8,057	7,568	6.5%	3,042	2,444	24.5%	5,015	5,124	(2.1)%	94.3%	96.6%	(2.3)%	1,563	1,450	7.8%
Greenville, SC	1	702	7,772	7,276	6.8%	2,898	2,693	7.6%	4,874	4,583	6.3%	94.0%	94.9%	(0.9)%	1,259	1,168	7.8%
Charleston, SC	2	518	7,779	7,181	8.3%	3,244	2,815	15.2%	4,535	4,366	3.9%	94.6%	95.7%	(1.1)%	1,638	1,486	10.2%
Orlando, FL	1	297	4,705	4,254	10.6%	1,998	1,760	13.5%	2,707	2,494	8.5%	93.1%	94.5%	(1.4)%	1,801	1,617	11.4%
Asheville, NC (a)	1	252	3,460	3,083	12.2%	960	883	8.7%	2,500	2,200	13.6%	96.5%	96.7%	(0.2)%	1,518	1,338	13.5%
San Antonio, TX	1	306	4,352	4,334	0.4%	2,001	1,815	10.2%	2,350	2,519	(6.7)%	96.1%	96.5%	(0.4)%	1,484	1,472	0.8%
Austin, TX	1	256	4,041	3,849	5.0%	1,811	1,740	4.1%	2,230	2,109	5.7%	91.3%	95.6%	(4.3)%	1,786	1,620	10.2%
Fort Wayne, IN (a)	1	222	2,964	2,823	5.0%	955	928	2.9%	2,009	1,896	6.0%	94.1%	95.4%	(1.3)%	1,430	1,351	5.8%
Norfolk, VA (a)	1	183	3,049	2,893	5.4%	1,085	918	18.2%	1,964	1,976	(0.6)%	95.7%	95.4%	0.3%	1,896	1,782	6.4%
Chattanooga, TN (a)	1	192	2,378	2,482	(4.2)%	1,006	961	4.7%	1,372	1,521	(9.8)%	92.8%	96.6%	(3.8)%	1,390	1,367	1.7%
Total/Weighted Average	115	34,197	$474,751	$446,460	6.3%	$177,533	$167,123	6.2%	$297,218	$279,337	6.4%	93.9%	95.1%	(1.2)%	$1,536	$1,426	7.7%
(a)Includes properties included in our Portfolio Optimization and Deleveraging Strategy. In the case of Denver, CO includes three properties comprised of 895 units, in aggregate, and in the case of Houston, TX includes two properties comprised of 624 units, in the aggregate.

PROPERTY PORTFOLIO (a)
NET OPERATING INCOME EXPOSURE BY MARKET
Dollars in thousands, except rent per unit

					For the Three Months Ended September 30, 2023
Market	Number of Properties	Units	Gross Real Estate Assets	Period End Occupancy	Average Effective Monthly Rent per Unit	NOI	% of NOI
Atlanta, GA	13	5,180	$1,086,056	92.3%	$1,643	$15,635	14.9%
Dallas, TX	14	4,007	863,869	94.3%	1,807	13,415	12.8%
Denver, CO (b) (c)	9	2,292	610,637	95.4%	1,716	7,912	7.3%
Columbus, OH	10	2,510	373,832	94.4%	1,406	6,352	6.1%
Raleigh - Durham, NC	6	1,690	255,277	95.4%	1,551	5,166	4.9%
Oklahoma City, OK	8	2,147	327,074	95.3%	1,177	5,125	4.9%
Tampa-St. Petersburg, FL	5	1,452	307,400	95.4%	1,825	5,124	4.9%
Nashville, TN	5	1,508	370,731	94.3%	1,624	5,044	4.8%
Houston, TX (c)	7	1,932	324,821	95.3%	1,444	4,830	4.6%
Indianapolis, IN	7	1,979	293,011	93.7%	1,366	4,819	4.6%
Memphis, TN	4	1,383	162,123	92.8%	1,521	4,130	3.9%
Huntsville, AL (d)	4	1,051	241,013	94.5%	1,529	3,057	2.9%
Birmingham, AL	2	1,074	233,604	93.7%	1,469	2,798	2.7%
Charlotte, NC	3	714	189,550	95.8%	1,767	2,789	2.7%
Louisville, KY	4	1,150	147,848	95.6%	1,275	2,782	2.7%
Lexington, KY	3	886	160,777	96.7%	1,310	2,639	2.5%
Myrtle Beach, SC - Wilmington, NC	3	628	68,543	95.8%	1,420	1,843	1.8%
Cincinnati, OH	2	542	123,081	95.6%	1,589	1,742	1.7%
Greenville, SC	1	702	124,027	93.9%	1,279	1,667	1.6%
Charleston, SC	2	518	81,529	94.4%	1,678	1,574	1.5%
Chicago, IL (e)	1	374	79,158	93.6%	1,847	1,282	1.2%
Orlando, FL	1	297	50,306	96.3%	1,816	977	0.9%
Asheville, NC (c)	1	252	29,349	96.4%	1,553	837	0.8%
San Antonio, TX	1	306	57,269	97.7%	1,480	811	0.8%
Austin, TX	1	256	58,568	92.9%	1,804	788	0.8%
Norfolk, VA (c)	1	183	54,297	97.3%	1,913	666	0.6%
Fort Wayne, IN (c)	1	222	44,506	95.5%	1,428	658	0.6%
Chattanooga, TN (c)	1	192	37,336	91.1%	1,412	481	0.5%
Total / Weighted Average	120	35,427	$6,755,592	94.4%	$1,556	$104,943	100.0%
(a)Excludes our development projects (Destination at Arista and Flatirons Apartments). See definitions at the end of this release.
(b)Includes properties in our Fort Collins, CO and Colorado Springs, CO markets.
(c)Includes properties included in our Portfolio Optimization and Deleveraging Strategy. In the case of Denver, CO includes three properties comprised of 895 units, in aggregate, and in the case of Houston, TX includes two properties comprised of 624 units, in the aggregate.
(d)Includes the Virtuoso joint venture property consolidated beginning August 1, 2023 as a result of an amendment to the joint venture agreement.
(e)Property held for sale as of September 30, 2023.

VALUE ADD SUMMARY BY MARKET
PROJECT LIFE TO DATE AS OF SEPTEMBER 30, 2023

							Renovation Costs per Unit (b)
Market	Total Properties	Total Units To Be Renovated	Units Complete	Units Leased	Rent Premium (a)	% Rent Increase	Interior	Exterior	Total	ROI - Interior Costs(c)	ROI - Total Costs (d)
Ongoing
Memphis, TN	1	362	265	271	$373	34.1%	$15,281	$807	$16,088	29.3%	27.8%
Indianapolis, IN	1	236	167	168	254	23.4%	15,451	805	16,256	19.7%	18.7%
Raleigh-Durham, NC	1	318	213	214	192	15.2%	15,648	1,046	16,694	14.7%	13.8%
Tampa-St. Petersburg, FL	2	612	315	325	362	24.7%	15,922	943	16,865	27.2%	25.7%
Atlanta, GA (e)	5	2,180	1,220	1,238	238	19.2%	14,839	1,235	16,074	19.3%	17.8%
Austin, TX	1	256	139	135	219	14.7%	17,466	1,104	18,570	15.0%	14.1%
Oklahoma City, OK	3	793	386	386	137	15.9%	17,180	1,025	18,205	9.6%	9.0%
Columbus, OH	3	786	300	295	270	21.8%	14,045	880	14,925	23.1%	21.7%
Dallas, TX	4	1,199	400	394	279	19.4%	18,905	1,879	20,784	17.7%	16.1%
Nashville, TN	1	724	213	203	151	10.7%	16,199	1,664	17,863	11.2%	10.1%
Total / Weighted Average	22	7,466	3,618	3,629	$248	20.0%	$15,856	$1,250	$17,106	20.0%	18.7%

Future (f)
Atlanta, GA	1	180	—	—	—	—	—	—	—	—	—
Oklahoma City, OK	1	294	—	—	—	—	—	—	—	—	—
Total / Weighted Average	2	474	—	—	—	—	—	—	—	—	—

Completed (g)
Wilmington, NC	1	288	288	287	$72	7.2%	$8,076	$56	$8,132	10.8%	10.7%
Raleigh-Durham, NC	1	328	325	323	184	18.0%	14,648	2,108	16,756	15.1%	13.2%
Louisville, KY	2	728	717	771	212	23.8%	15,445	2,173	17,618	16.5%	14.5%
Memphis, TN	2	691	638	639	189	18.7%	11,659	974	12,633	19.5%	18.0%
Atlanta, GA	1	494	455	454	176	17.5%	9,122	1,773	10,895	23.1%	19.3%
Columbus, OH	3	763	690	685	204	22.5%	10,142	666	10,808	24.1%	22.7%
Tampa-St. Petersburg, FL	2	624	554	553	226	19.2%	13,220	1,482	14,702	20.5%	18.4%
Total / Weighted Average	12	3,916	3,667	3,712	$191	19.5%	$12,018	$1,346	$13,364	19.2%	17.2%

Grand Total/Weighted Average	36	11,856	7,285	7,341	$213	19.7%	$13,927	$1,262	$15,189	19.5%	17.9%

(a) The rent premium reflects the per unit per month difference between the rental rate on the renovated unit and the market rent for an unrenovated unit as of the date presented, as determined by management consistent with its customary rent-setting and evaluation procedures.
(b)Includes all costs to renovate the interior units and make certain exterior renovations, including clubhouses and amenities. Interior costs per unit are based on units leased. Exterior costs per unit are based on total units at the community. Excludes overhead costs to support and manage the value add program as those costs relate to the entire program and cannot be allocated to individual projects.
(c)Calculated using the rent premium per unit per month, multiplied by 12, divided by the interior renovation costs per unit.
(d)Calculated using the rent premium per unit per month, multiplied by 12, divided by the total renovation costs per unit.
(e)During the three months ended September 30, 2023, we paused renovations at one property comprised of 496 units in Atlanta, Georgia given current market conditions.
(f)Renovation projects expected to commence during the first half of 2024.
(g)We consider value add projects completed when over 85% of the property’s units to be renovated have been completed. We continue to renovate remaining unrenovated units as leases expire until we complete 100% of the property’s units.
(h)Includes Meadows, Haverford, Crestmont and Creekside that were formerly a part of the value add program but were sold in October 2022 (with respect to Meadows), February 2022 (with respect to Haverford) and December 2021 (with respect to Crestmont and Creekside).

INVESTMENT AND DEVELOPMENT ACTIVITY
Dollars in thousands except per unit amounts

2023 DISPOSITIONS

Property	Location	Units	Disposition Date	Sale Price	Price per Unit	Average Rent Per Unit at Disposition	Gain on Sale of Real Estate, Net
Eagle Lake Landing	Indianapolis, IN	277	February 28, 2023	$37,300	$135	$1,184	$985

ASSETS HELD FOR SALE AS OF SEPTEMBER 30, 2023

Property	Location	Units
The Meadows at River Run	Chicago, Illinois	374

REAL ESTATE UNDER DEVELOPMENT

Development	Destination at Arista (a)	Flatirons Apartments
Location	Denver, Colorado	Denver, Colorado
Planned Units	325	296
Start Date	3Q 2021	4Q 2022
Projected Initial Occupancy	2Q 2023	4Q 2024
Projected Completion Date	4Q 2023	4Q 2024
Projected Stabilization date	1Q 2025	1Q 2026
Total Estimated Development Costs	$102,800	$119,800
Total Development Costs through September 30, 2023	$107,143	$53,924
% of Development Costs Left to Fund	2%	56%
Real Estate Under Development at September 30, 2023	$29,623	$53,924
% of Planned Units Delivered as of October 27, 2023	73.5%	N/A
Leased % as of October 27, 2023 (b)	38.9%	N/A
Occupancy % as of October 27, 2023 (b)	38.1%	N/A
(a)During the nine months ended September 30, 2023, we obtained certificates of occupancy for three of the four residential buildings containing 239 units and certain common area buildings resulting in $77,520 being reclassified from real estate under development to real estate held for investment.
(b)Leased % and occupancy % are calculated using the leased or occupied units, as applicable, divided by the number of delivered units.

INVESTMENTS IN UNCONSOLIDATED REAL ESTATE ENTITIES (a)

Property	Location	Units	Estimated Delivery Date	Total Construction Budget	Total Project Debt	IRT Equity Interest in JV	Remaining Expected IRT Investment	Carrying Value of IRT’s Investment
Metropolis at Innsbrook (b)	Richmond, VA	402	—	$85,883	$64,000	84.8%	$—	$17,576
Views of Music City II / The Crockett (c)	Nashville, TN	408	Q3 2023	66,079	43,275	50.0%	—	11,632
Lakeline Station	Austin, TX	378	Q3 2024	109,524	76,500	90.0%	—	31,585
The Mustang	Dallas, TX	275	Q4 2024	109,583	79,447	85.0%	—	26,799
Total		1,463		$371,069	$263,222		$—	$87,592
(a)Virtuoso was a former unconsolidated real estate entity that consists of 178 units in Huntsville, Alabama. We reassessed the accounting for Virtuoso upon an amendment to the joint venture agreement on August 1, 2023, and concluded that it is a voting interest entity and that we now control the major decisions that most significantly impact the joint venture through our 90% voting interest. Therefore, we began consolidating the assets and liabilities of the property and its operating results effective August 1, 2023.
(b)Operations commenced during Q2 2023 with 172 units placed in service. The remaining 230 units were placed in service during Q3 2023.
(c)Views of Music City phase II had 121 units placed in service during Q3 2023 and became an operating property consisting of 209 total units as of October 2, 2023. The Crockett is an operating property consisting of 199 units delivered in Q1 2023. We have one year from their respective delivery dates to exercise our purchase options on The Crockett and Views of Music City phase II.

DEBT SUMMARY AS OF SEPTEMBER 30, 2023
Dollars in thousands

	Amount	Weighted Average Rate (d)	Type	Weighted Average Maturity (in years)
Debt:
Unsecured revolver (a)	$241,479	6.6%	Floating	2.3
Unsecured term loans (b)	600,000	6.5%	Floating	3.8
Secured credit facilities (c)	617,114	4.3%	Floating/Fixed	5.2
Mortgages	1,218,462	4.0%	Fixed	4.4
Total Principal	2,677,055	4.9%		4.3
Loan premiums (discounts), net	50,772
Unamortized deferred financing costs	(12,117)
Total Consolidated Debt	2,715,710
Market Equity Capitalization, at period end	3,245,135
Total Capitalization	$5,960,845
(a)Unsecured revolver total capacity is $500,000, of which $241,478 was drawn as of September 30, 2023. The maturity date of borrowings under the unsecured revolver is January 31, 2026.
(b)Consists of a (i) $200,000 unsecured term loan with a maturity date of May 18, 2026 and a (ii) $400,000 unsecured term loan with a maturity date of January 28, 2028.
(c)Consists of a (i) $540,867 secured credit facility, three tranches of which, in an aggregate principal amount of $500,399, have a maturity date of August 1, 2028 and the fourth tranche of which, in the principal amount of $40,468, has a maturity date of March 1, 2030 and a (ii) $76,248 secured credit facility with a maturity date of July 1, 2030.
(d)Represents the weighted average of the contractual interest rates in effect as of quarter-end without regard to any interest rate swaps or collars. Our total weighted average effective interest rate during the quarter ended September 30, 2023, after giving effect to the impact of interest rate swaps and collars, and excluding the impact of loan premium amortization, discount accretion, and interest capitalization was 4.2%.
(e)As of September 30, 2023, we maintained the below hedges that have effectively fixed a portion of our floating rates debt.

Hedges:	Notional	Start	End	Swap Rate	Floor Rate	Cap Rate
Collar	$100,000	11/17/2017	11/17/2024	—	1.25%	2.00%
Collar	$150,000	10/17/2018	1/17/2024	—	2.25%	2.50%
Swap	$150,000	6/17/2021	6/17/2026	2.18%	—	—
Swap	$150,000	5/17/2022	5/17/2027	0.99%	—	—
Swap	$200,000	3/17/2023	3/17/2030	3.39%	—	—
Forward starting collar	$100,000	1/17/2024	1/17/2028	—	1.50%	2.50%
Forward starting collar	$100,000	11/17/2024	1/17/2028	—	1.50%	2.50%

DEBT MATURITY, DEBT COVENANT AND UNENCUMBERED ASSET STATS
AS OF SEPTEMBER 30, 2023
Dollars in thousands

(a)Debt maturity schedule reflects actual as of September 30, 2023 and proforma maturities upon completion of our Portfolio Optimization and Deleveraging Strategy.
Debt Covenant Summary (b)

	Requirement	Actual	Compliance
Consolidated leverage ratio	≤ 60%	36.3%	Yes
Consolidated fixed charge coverage ratio	≥ 1.5x	2.68x	Yes
Unsecured leverage ratio	≤ 60%	26.4%	Yes
(b)For a complete listing of all debt covenants along with definitions of each covenant calculation see the Fourth Amended, Restated and Consolidated Credit Agreement, which is included as exhibit 10.1 of the Form 8-K filed on July 27, 2022.
Encumbered & Unencumbered Statistics (c)

	Total Units	% of Total	Gross Assets	% of Total	Q3 2023 NOI	% of Total
Unencumbered assets	18,164	51.3%	$3,537,086	49.0%	$53,775	51.2%
Encumbered assets	17,263	48.7%	3,688,361	51.0%	51,168	48.8%
	35,427	100.0%	$7,225,447	100.0%	$104,943	100.0%
(c)Upon completion of our Portfolio Optimization and Deleveraging Strategy, we expect unencumbered assets to represent approximately 54.8% of our total units, 52.8% of our gross assets, and 54.9% of our total NOI.

DEFINITIONS
Average Effective Monthly Rent per Unit
Average effective rent per unit represents the average of gross rent amounts, divided by the average occupancy (in units) for the period presented. We believe average effective rent is a helpful measurement in evaluating average pricing. This metric, when presented, reflects the average effective rent per month.
Average Occupancy
Average occupancy represents the average occupied units for the reporting period divided by the average of total units available for rent for the reporting period.
Development Property
A development property is a property that is either currently under development or is in lease-up prior to reaching overall occupancy of 90%.
EBITDA and Adjusted EBITDA
Each of EBITDA and Adjusted EBITDA is a non-GAAP financial measure. EBITDA is defined as net income before interest expense including amortization of deferred financing costs, income tax expense, and depreciation and amortization expenses. Adjusted EBITDA is EBITDA before certain other non-cash or non-operating gains or losses related to items such as gains on sales (losses on impairment) of real estate, debt extinguishments and acquisition related debt extinguishment expenses, casualty (gains) losses, merger and integration costs, income (loss) from investments in unconsolidated real estate entities, and restructuring costs. We consider each of EBITDA and Adjusted EBITDA to be an appropriate supplemental measure of performance because it eliminates interest, income taxes, depreciation and amortization, and other non-cash or non-operating gains and losses, which permits investors to view income from operations without these non-cash or non-operating items. Our calculation of Adjusted EBITDA differs from the methodology used for calculating Adjusted EBITDA by certain other REITs and, accordingly, our Adjusted EBITDA may not be comparable to Adjusted EBITDA reported by other REITs.
Funds From Operations (“FFO”) and Core Funds From Operations (“CFFO”)
We believe that FFO and CFFO, each of which is a non-GAAP financial measure, are additional appropriate measures of the operating performance of a REIT and us in particular. We compute FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”), as net income or loss allocated to common shares (computed in accordance with GAAP), excluding real estate-related depreciation and amortization expense, gains or losses on sales of real estate and the cumulative effect of changes in accounting principles. While our calculation of FFO is in accordance with NAREIT’s definition, it may differ from the methodology for calculating FFO utilized by other REITs and, accordingly, may not be comparable to FFO computations of such other REITs.
CFFO is a computation made by analysts and investors to measure a real estate company’s operating performance by removing the effect of items that do not reflect ongoing property operations, including depreciation and amortization of other items not included in FFO, and other non-cash or non-operating gains or losses related to items such as casualty (gains) losses, loan premium accretion and discount amortization, debt extinguishment costs, merger and integration costs, and restructuring costs from the determination of FFO.
Our calculation of CFFO may differ from the methodology used for calculating CFFO by other REITs and, accordingly, our CFFO may not be comparable to CFFO reported by other REITs. Our management utilizes FFO and CFFO as measures of our operating performance, and believe they are also useful to investors, because they facilitate an understanding of our operating performance after adjustment for certain non-cash or non-recurring items that are required by GAAP to be expensed but may not necessarily be indicative of current operating performance and our operating performance between periods. Furthermore, although FFO, CFFO and other supplemental performance measures are defined in various ways throughout the REIT industry, we believe that FFO and CFFO may provide us and our investors with an additional useful measure to compare our financial performance to certain other REITs. Neither FFO nor CFFO is equivalent to net income or cash generated from operating activities determined in accordance with GAAP. Furthermore, FFO and CFFO do not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments or uncertainties. Accordingly, FFO and CFFO do not measure whether cash flow is sufficient to fund all of our cash needs, including principal amortization and capital improvements. Neither FFO nor CFFO should be considered as an alternative to net income or any other GAAP measurement as an indicator of our operating performance or as an alternative to cash flow from operating, investing, and financing activities as a measure of our liquidity.
Interest Coverage
Interest coverage is a ratio computed by dividing Adjusted EBITDA by interest expense.
Net Debt
Net debt, a non-GAAP financial measure, equals total consolidated debt less cash and cash equivalents and loan premiums and discounts. The following table provides a reconciliation of total consolidated debt to net debt (dollars in thousands).

	As of
	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022
Total debt	$2,715,710	$2,650,805	$2,628,632	$2,631,645	$2,713,625
Less: cash and cash equivalents	(17,216)	(14,349)	(12,448)	(16,084)	(23,753)
Less: loan discounts and premiums, net	(50,772)	(53,520)	(56,256)	(59,937)	(63,340)
Total net debt	$2,647,722	$2,582,936	$2,559,928	$2,555,624	$2,626,532
We present net debt and net debt to Adjusted EBITDA because management believes it is a useful measure of our credit position and progress toward reducing leverage. The calculation is limited because we may not always be able to use cash to repay debt on a dollar for dollar basis.
Net Operating Income
We believe that Net Operating Income (“NOI”), a non-GAAP financial measure, is a useful measure of our operating performance. We define NOI as total property revenues less total property operating expenses, excluding interest expense, depreciation and amortization, casualty related costs and gains, property management expenses, general and administrative expenses, net gains on sale of assets, merger and integration costs, and restructuring costs.
Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that this measure provides an operating perspective not immediately apparent from GAAP operating income or net income. We use NOI to evaluate our performance on a same-store and non same-store basis because NOI measures the core operations of property performance by excluding corporate level expenses and other items not related to property operating performance and captures trends in rental housing and property operating expenses. However, NOI should only be used as an alternative measure of our financial performance.

A reconciliation from GAAP net income to NOI is provided below (dollars in thousands):

	For the Three Months Ended
	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022
Net income	$3,986	$10,988	$8,872	$34,524	$16,653
Other revenue	(232)	(354)	(239)	(306)	(300)
Property management expenses	7,232	6,818	6,371	6,593	5,744
General and administrative expenses	3,660	5,910	8,154	5,739	5,625
Depreciation and amortization expense	55,546	53,984	53,536	52,161	49,722
Casualty losses (gains), net	35	680	151	(1,690)	(191)
Interest expense	22,033	22,227	22,124	23,337	22,093
Loss on impairment (gain on sale) of real estate assets, net	11,268	—	(985)	(17,044)	—
Other loss (income), net	369	72	(93)	(57)	(765)
Loss (gain) from investments in unconsolidated real estate entities	1,178	1,205	776	(242)	1,477
Merger and integration costs	—	—	—	2,028	275
Restructuring costs	—	—	3,213	—	—
NOI	$105,075	$101,530	$101,880	$105,043	$100,333
Less: Non same-store portfolio NOI	4,063	3,400	3,804	4,866	3,937
Same-store portfolio NOI	$101,012	$98,130	$98,076	$100,177	$96,396
Non Same-Store Properties and Non Same-Store Portfolio
Properties that did not meet the definition of a same-store property as of the beginning of the previous year.
Same-Store Properties and Same-Store Portfolio
We review our same-store portfolio at the beginning of each calendar year. Properties are added into the same-store portfolio if they were owned and not a development property at the beginning of the previous year. Properties that are held for sale or have been sold are excluded from the same-store portfolio.
Total Gross Assets
Total Gross Assets equals total assets plus accumulated depreciation and accumulated amortization, including fully depreciated or amortized real estate and real estate related assets. The following table provides a reconciliation of total assets to total gross assets (dollars in thousands).

	As of
	Sep 30, 2023	Jun 30, 2023	Mar 31, 2023	Dec 31, 2022	Sep 30, 2022
Total assets	$6,577,790	$6,517,400	$6,493,747	$6,532,095	$6,633,533
Plus: accumulated depreciation (a)	570,966	523,446	475,001	426,097	386,606
Plus: accumulated amortization	76,691	76,558	76,558	76,710	77,141
Total gross assets	$7,225,447	$7,117,404	$7,045,306	$7,034,902	$7,097,280
(a)Includes accumulated depreciation associated with real estate held for sale, as applicable.